EXHIBIT 5.7
                                                                     -----------



                            DeGOLYER AND MacNAUGHTON
                        4925 GREENVILLE AVENUE, SUITE 400
                                ONE ENERGY SQUARE
                               DALLAS, TEXAS 75206


                                 March 26, 2004                     TELEPHONE
                                                                  (214) 368-6391
                                                                     TELEFAX
                                                                  (214) 369-4061



EnCana Corporation
1800-855 2nd Street, S.W.
P.O. Box 2850 Calgary, Alberta, Canada
T2P 2S5

Re: Registration Statement on Form F-9 (United States Securities and Exchange Commission)

Gentlemen:

         We hereby consent to the references to our firm and our report and the inclusion and incorporation by reference of information derived from our report entitled "Appraisal Report as of December 31, 2003, on the Buzzard, Scott, and Telford Fields, offshore from the United Kingdom for EnCana U.K., U.S. Version," evaluating a portion of EnCana Corporation's petroleum and natural gas reserves as at December 31, 2003, in the EnCana Corporation and EnCana Holdings Finance Corp. registration statement on Form F-9 (file number 333-113732).

                                    Very truly yours,


                                    /s/ DeGolyer and MacNaughton

                                    DeGOLYER and MacNAUGHTON